                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

   Filed by the Registrant [X]    Filed by a Party other than the Registrant [ ]
 ------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                             TranSwitch Corporation
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    2) Form, Schedule or Registration Statement no.:

    3) Filing Party:

    4) Date Filed:

[LOGO] TranSwitch

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 23, 2002

TO OUR STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of TranSwitch Corporation, a Delaware corporation (the
"Corporation"), will be held on Thursday, May 23, 2002, at 10:00 A.M., Local Time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut 06611 for the following purposes:

      1. To elect seven directors to the Corporation's Board of Directors to serve until the 2002 Annual Meeting of Stockholders.

      2. To consider and act upon a proposal to approve an amendment to the Corporation's 1995 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of common stock available for issuance thereunder by an additional 250,000 shares, bringing the total number of authorized shares to 700,000.

      3. To consider and act upon a proposal to approve an amendment to the Corporation's 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") to increase the number of shares of common stock available for issuance thereunder by an additional 500,000 shares, bringing the total number of authorized shares to 2,075,000.

      4. To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2002.

      5. To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

   The board of directors has fixed the close of business on April 5, 2002 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,
                                          /s/ Michael C. McCoy
                                          Michael C. McCoy
                                          Secretary

Shelton, Connecticut
April 12, 2002

[LOGO] TranSwitch

                            Three Enterprise Drive
                          Shelton, Connecticut 06484

                                PROXY STATEMENT

General

   This proxy statement is furnished in connection with the solicitation by the Corporation's Board of Directors of proxies for use in voting at the Annual Meeting of Stockholders to be held on May 23, 2002, at 10:00 A.M., local time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, CT 06611, or at any continuation or adjournments thereof.

   This proxy statement, the enclosed proxy card and the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 are being mailed to stockholders entitled to vote at the Annual Meeting on or about April 12, 2002.

Revocability of Proxies

   The execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting.

Record Date; Voting Securities

   The Board of Directors has fixed the close of business on April 5, 2002 as the Record Date. Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation or adjournments thereof. As of the Record Date, 90,030,598 shares of common stock, $.001 par value per share, of the Corporation were issued, outstanding and held of record by 551 stockholders.

Voting and Solicitation

   Stockholders are entitled to cast one vote for each share of common stock held of record by them on each proposal submitted to a vote at the Annual Meeting. The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

   The persons named as attorneys in the proxies, Dr. Santanu Das and Mr. Peter
J. Tallian, were selected by the Board of Directors and are directors and/or named executive officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by them, or one of them if both are not available, as stated below. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

   In addition to the election of directors, the stockholders will consider and vote upon a proposal to increase the number of common shares available for purchase under the 1995 Employee Stock Purchase Plan, a proposal to increase the number of options which can be granted to the Board of Directors under the 1995 Non-Employee Director Stock Option Plan, and a proposal to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2002, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

   The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares of common stock for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In the election of directors, the seven nominees receiving the highest number of affirmative votes of the shares of common stock present or represented and entitled to vote at the Annual Meeting shall be elected as directors. For all other matters being submitted to stockholders of this Annual Meeting, the affirmative majority vote of the shares of common stock present, in person or represented by proxy, and voting on that matter is required for approval. Shares of common stock represented by properly completed proxies that have not been revoked will be voted at the Annual Meeting. A properly completed proxy has been received, properly marked, dated and signed, or it has been submitted via the Internet or by telephone by following the instructions on the proxy card. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Shares of common stock voted to abstain, because they are not affirmative votes for the matter, will have the same effect as votes against the matter. Shares of common stock subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of common stock from which the majority is calculated.

   The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have common stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Corporation does so, it will pay such firm's customary fees and expenses.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE
                   NOMINEES AS DIRECTORS OF THE CORPORATION

Nominees for the Board of Directors

   The Board of Directors of the Corporation has nominated seven persons for election as directors of the Corporation at the Annual Meeting (the "Nominees"). All of the Nominees are currently members of the Corporation's Board of Directors.

   The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal. Shares of common stock represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual Nominee or for all Nominees will be voted (unless one or more Nominees are unwilling or unable to serve) FOR the election of the Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.

   The following table sets forth the current directors of the Corporation and the nominees for director to be elected at the Annual Meeting, their ages as of April 5, 2002 and the positions currently held by each such person with the Corporation.

                                        Year First
                                         Became a
                                      Director of the
Name                              Age      Board                  Position
----                              --- ---------------             --------
Dr. Santanu Das.................. 57       1988       Chairman of the Board, President
                                                        and Chief Executive Officer
Mr. Alfred F. Boschulte(1)(2).... 59       1998       Director
Dr. Hagen Hultzsch............... 61       2001       Director
Mr. Gerald F. Montry(1)(3)....... 63       2000       Director
Mr. James M. Pagos(2)(3)......... 54       1999       Director
Dr. Albert E. Paladino(1)(2)..... 69       1988       Director
Mr. Erik H. van der Kaay(1)(2)(3) 61       1997       Director

--------
(1) Member of Compensation Committee.
(2) Member of Nominating Committee.
(3) Member of Audit and Finance Committee.

There are no family relationships among any of the directors or named executive officers of the Corporation.

   Dr. Santanu Das, a founder of the Corporation, has been President, Chief Executive Officer and a director of the Corporation since its inception in 1988 and its Chairman since May 1997. Prior to joining the Corporation, Dr. Das held various positions, including President, with Spectrum Digital Corporation, where he worked from 1986 through 1988. Prior to joining Spectrum Digital Corporation, he held various positions, including Director, Applied Technology Division, of ITT Corporation's Advanced Technology Center. Dr. Das holds a Ph.D. from Washington University, St. Louis and an undergraduate degree from Jadavpur University, Calcutta, India.

   Mr. Alfred F. Boschulte became a director of the Corporation in December 1998. Mr. Boschulte has over 30 years of experience in the telecommunications industry and since August 2001, he has served as the Chief Executive Officer of Sky Optix. Mr. Boschulte currently serves as the Chairman of DETECON, Inc., a telecommunications consulting business, for which he served as President and Chief Executive Officer from January 1999 to January 2001. Since September 1998, Mr. Boschulte has served as the Chairman of Independent Wireless One, Inc., a PCS service provider for which he served as the Chief Executive Officer from September 1998 to October 1999. From January 1996 through December 1997, he served as Managing Director of Exelcomindo, a national cellular service in Indonesia. From December 1994 through December 1995, Mr. Boschulte served as President of Tomcom, L.P., a wireless services corporation, and from November 1990 through December 1994, he served as President and Chairman of Nynex Mobile Communications, a cellular telecommunications corporation.

   Dr. Hagen Hultzsch became a director of the Corporation in August 2001 and has more than 35 years of management experience in the technology sector. In December 2001, he retired as Chairman of the Supervisory Board of T-Venture Holding in Bonn, Germany. From 1993 to April 2001, Dr. Hultzsch served as a Member of the Board of Management of Deutsche Telekom, responsible for Research and Development, Information Management & Systems, Process & Quality Management. Prior to joining Deutsche Telekom, Dr. Hultzsch held executive positions at Volkswagen Group, Electronic Data Systems and Gesellschaft fuer Schwerionenforschung, a large German research organization in Darmstadt, Germany. Dr. Hultzsch also served as an Assistant Professor at Mainz University including a fellowship at IBM's Thomas J. Watson Research Center, Yorktown Heights, New York. Dr. Hultzsch also currently serves as a Director of VPI Systems, Inc. and on the Supervisory Boards of Intershop Communications AG, Heraeus Tenevo AG and Leybold Optics GmbH.

   Mr. Gerald F. Montry became a director of the Corporation in May 2000. Since 1998, Mr. Montry has been the Managing Partner of Mont Reuil & Company, a venture capital investment firm. Mr. Montry previously served as a Senior Vice President and Chief Financial Officer of DSC Communications, a telecommunications equipment provider, from 1986 until it was acquired by Alcatel in September 1998.

   Mr. James M. Pagos became a director of the Corporation in April 1999. Since May 2001, Mr. Pagos has been the Chief Executive Officer of PTEK, LLC, a consulting and investment company. From November 1999 to April 2001, Mr. Pagos was the President and Chief Executive Officer of Vectant, Inc., a global infrastructure and applications services company for data networks. Mr. Pagos previously served as Chief Operating Officer of AT&T Solutions, the managed services division of AT&T Corporation, a telecommunications company, from June 1998 to November 1999. He also served as Vice President of AT&T Global Services from 1994 until June 1998 and began his telecommunications career in 1972 with New England Telephone. Mr. Pagos holds degrees in Electrical Engineering and Economics from Brown University.

   Dr. Albert E. Paladino became a director of the Corporation in December 1988. He is the Chairman of the Board of Directors of Telaxis Communications Corporation, a manufacturer of broadband wireless equipment for network access applications, a position he has held since 1992. Dr. Paladino is also a member of the Board of Directors of RF Micro Devices, Inc., a manufacturer of radio frequency components for wireless communications, a position he has held since1992. He was a general partner of Advanced Technology Ventures, a venture capital investment partnership, from 1981 through December 1998, and is now a private investor. Prior to joining Advanced Technology Ventures, Dr. Paladino held senior positions with Raytheon Corporation, GTE Laboratories, the National Institute of Standards and Technology and the Congressional Office of Technology Assessment.

   Mr. Erik H. van der Kaay became a director of the Corporation in September 1997 and is also a member of the Board of Directors of RF Micro Devices, Inc., a manufacturer of radio frequency components for wireless communications, a position he has held since 1996 and of COMARCO, a position he has held since 2001. Since April 1998, he has been President and Chief Executive Officer and in January 2000 he became Chairman of Datum, Inc., which manufactures time and frequency products used in telecommunications and other fields. Mr. van der Kaay was employed with Allen Telecom, Inc., a telecommunications corporation from 1990 through April 1998, and last served as its Executive Vice President. Prior to joining Allen Telecom, he was President and Chief Executive Officer of Telaxis Communications Corporation, a manufacturer of broadband wireless equipment for Network Access Applications.

The Board of Directors and its Committees

   The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met seven times in person, three times via teleconference and acted by written consent once during the fiscal year ended December 31, 2001. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves.

   The Audit and Finance Committee of the Board of Directors, currently consisting of Messrs. Erik H. van der Kaay (Chairman), James M. Pagos and Gerald F. Montry, reviews with the Corporation's independent auditors the scope and timing of their audit services and any other services the independent auditors are asked to perform, the independent auditor's report on the Corporation's consolidated financial statements following completion of their audit and the Corporation's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit and Finance Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Audit and Finance Committee met nine times during the fiscal year ended December 31, 2001.

   The Compensation Committee of the Board of Directors, currently consisting of Dr. Albert E. Paladino (Chairman), Messrs. Alfred F. Boschulte, Erik H. van der Kaay and Gerald F. Montry, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation's Third Amended and Restated 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan and 1995 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Compensation Committee met seven times during the fiscal year ended December 31, 2001.

   The Nominating Committee of the Board of Directors, currently consisting of Messrs. Alfred F. Boschulte (Chairman), James M. Pagos, Erik H. van der Kaay and Dr. Albert E. Paladino, recruits potential new members of the Board of Directors and nominates these candidates to the Board of Directors. The Nominating Committee met twice during the fiscal year ended December 31, 2001.

Compensation of Directors

   Directors who are not employees of the Corporation received a stipend of $10,000 per year, payable quarterly, and a participation fee of $1,500 for each meeting of the Board of Directors attended during 2001. Likewise, during 2001 each non-employee director received a participation fee of $1,500 for each meeting of the Board of Directors of the Corporation or any of its subsidiaries on which he serves as a member of its Board of Directors. No employee of the Corporation receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings. Effective January 1, 2002, each director agreed to reduce their annual stipend and participation fee by 20% from 2001 levels in an effort to contribute to the cost reduction programs currently implemented by the Corporation. The stipend will be $8,000 per year, payable quarterly, and the participation fee will be $1,200 for each meeting of the Board of Directors attended during 2002.

   Each non-employee director of the Corporation is also entitled to participate in the Corporation's 1995 Non-Employee Director Stock Option Plan. Each new director is granted an option for 37,500 shares of common stock upon joining the Board, valued at that day's closing price. The vesting period of this option is one-third immediately, one-third after the first year of service and the remaining one-third after two years of service. Each director is granted an option for 28,800 shares of common stock annually on their respective anniversary date, valued at that day's closing price. These options are one hundred percent (100%) vested after one year of service. The non-employee directors can participate in the Corporation's Third Amended and Restated 1995 Stock Plan. During 2001, all non-employee directors received grants under the Corporation's Third Amended and Restated 1995 Stock Plan because there were insufficient shares of common stock in the 1995 Non-Employee Director Stock Option Plan.

                                PROPOSAL NO. 2

            PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
         A VOTE FOR AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

   The stockholders will be requested at the Annual Meeting to consider and act upon a proposal to increase the number of shares of common stock available for issuance under the Corporation's 1995 Employee Stock Purchase Plan (the "Purchase Plan") by 250,000 shares of common stock, raising the total number of shares of common stock authorized to 700,000 as adjusted for 1999 and 2000 stock splits treated as stock dividends. The Purchase Plan was originally adopted by the Board of Directors on April 11, 1995 and approved by the stockholders of the Corporation on April 19, 1995. This is the first time the Corporation has asked stockholders to amend the Purchase Plan since it adoption in 1995. On March 14, 2002, the Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment to the Purchase Plan to increase the number of shares of common stock available for issuance thereunder by an additional 250,000 shares.

   The Board of Directors believes that the Corporation's ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation's ability to provide such employment candidates with long-term, equity based incentives in the form of stock ownership in the Corporation's common stock as part of each employee's compensation. Pursuant to the terms of the Purchase Plan, which are more fully-described below, employees are allowed to purchase, if they choose to participate, the Corporation's common stock through a payroll deduction plan in which up to 5% of their salary can be withheld during a six-month period. The amount of money withheld from their pay and accumulated over this six-month period is then used to purchase the Corporation's common stock at a 15% discount based on the lower of the closing prices on the first or the last trading day during any six month period. Each employees' participation in the Purchase Plan is voluntary and requires one year of employment prior to participation. As of the Record Date, 62,542 shares of common stock were available for issuance under the Purchase Plan and 95 employees currently participate in the Purchase Plan. In the last six-month purchase period, an aggregate of 44,752 shares were purchased by 100 employees. Because the Corporation's stock price has recently declined, participants in the Purchase Plan are able to purchase an increased number of shares at the end of each six-month period, which has depleted the number of shares available to be issued under the Purchase Plan. The Corporation anticipates that, at current levels of participation, all shares available for issuance under the Purchase Plan, prior to the amendment, will be issued no later than 2002. The Board of Directors believes that the approval of the amendment, which provides for 250,000 additional shares of common stock available for issuance, is therefore necessary to continue to allow the Corporation to offer this program to its employees and to allow the Corporation's employees to participate at historic levels. Based on the Corporation's recent stock price and recent participation in this plan by employees, the Board of Directors believes that by approving the amendment there will be a sufficient number of shares of common stock authorized for issuance under the Purchase Plan to maintain current levels of participation until 2005. An affirmative majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to approve this amendment.

   A summary of the Purchase Plan is set forth below.

   Upon approval of the amendment set forth above, the Purchase Plan will provide that the aggregate number of shares available for issuance thereunder shall increase from 450,000 shares to 700,000 shares of common stock. As of the Record Date, approximately 95 employees participate in the Purchase Plan. Shares of common stock will be issued pursuant to the exercise of nontransferable options granted to participating employees.

   The Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Corporation whose customary employment is 20 hours or more per week and more than five months in any calendar year and who have completed at least one year of employment are eligible to participate in the Purchase Plan. Employees who own five percent or more of the Corporation's common stock and directors who are not employees of the Corporation may not participate in the Purchase Plan. To participate in the Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than one percent nor more than five percent of a participant's total cash compensation) from his or her pay during six-month periods commencing on January 1 and July 1 of each year (each a "Plan Period"), but in no case shall an employee be entitled to purchase more than 600 shares in any Plan Period. The exercise price for the option for each Plan Period is 85% of the lesser of the closing market price of the common stock on the first or last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment. 387,458 options have been granted to date under the Purchase Plan and 62,542 options remain available for issuance.

United States Federal Income Tax Consequences.

   The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the Purchase Plan is based upon the provisions of the "Internal Revenue Code of 1986, as amended (the "Code")" as in effect on the date of this proxy statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein.

The following general rules are currently applicable under United States federal income tax law to options granted under the Corporation's Purchase Plan:

      1. The amounts deducted from an employee's pay under the Purchase Plan will be included in the employee's compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the Purchase Plan or at the time the employee purchases shares of common stock pursuant to the Purchase Plan.

      2. If the employee disposes of shares of common stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Plan Period in which the employee acquired the shares of common stock, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of: (a) the excess, if any, of the fair market value of the shares of common stock at the time of disposition over the amount the employee paid for the shares of common stock, or (b) 15% of the fair market value of the shares of common stock on the first business day of the Plan Period. In addition, the employee generally will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee's tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income).

      3. If the employee disposes of shares of common stock purchased pursuant to the Purchase Plan within two years after the first business day of the Plan Period in which the employee acquired the shares of common stock, then upon such disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the last business day of the Plan Period over the amount the employee paid for the shares of common stock. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee's tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee's holding period for the shares of common stock exceeds one year. The purchase date for the shares of common stock begins the holding period for determining whether the gain or loss realized is short- or long-term.

      4. If the employee disposes of shares of common stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Plan Period in which the employee acquired the shares of common stock, the Corporation will not be entitled to any federal income tax deduction with respect to the options or the shares of common stock issued upon their exercise. If the employee disposes of such shares of common stock prior to the expiration of this two-year holding period, the Corporation generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

                                PROPOSAL NO. 3

      PROPOSAL TO AMEND THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
          A VOTE FOR AMENDMENT OF THE 1995 NON-EMPLOYEE DIRECTOR PLAN

   The stockholders will be requested at the Annual Meeting to consider and act upon a proposal to increase the number of shares of common stock available for issuance under the Corporation's 1995 Non-Employee Director Stock Option Plan, as amended (the "Non-Employee Director Plan"), to increase the number of shares of common stock authorized for issuance under the plan by an additional 500,000 shares, raising the total number of shares authorized to 2,075,000.

   The Non-Employee Director Plan was originally adopted by the Board of Directors on April 11, 1995 and approved by the stockholders of the Corporation on April 19,1995. On May 27, 1998, and again on May 27, 1999, the stockholders of the Corporation voted to approve amendments to this plan. On March 14, 2002, the Board of Directors approved, subject to stockholder approval at the Annual Meeting, an amendment to the Non-Employee Director Plan to increase the number of shares of common stock available for issuance thereunder by an additional 500,000 shares.

   The Board of Directors believes that the Corporation's ability to continue to attract and retain highly qualified individuals who are not employees or officers of the Corporation to serve on the Board of Directors depends in part upon the Corporation's ability to provide such individuals long-term, equity based incentives in the form of stock options as part of their compensation. As of the Record Date, 9,889 shares of common stock remained for issuance under this plan. The remaining shares of common stock authorized for issuance under the Non-Employee Director Plan are insufficient to make the regularly scheduled grants to the current Board of Directors pursuant to the Non-Employee Director Plan and insufficient to make grants to any new directors who may join the Board prior to the next annual meeting of stockholders of the Corporation. The Board of Directors believes that the approval of the amendment, which provides for 500,000 additional shares available for issuance, is necessary, will be sufficient to cover scheduled annual grants to current directors through 2003 (and allow for grants to new directors, if any) and is necessary in order to retain and attract qualified candidates to serve on the Corporation's Board of Directors. An affirmative majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to approve this amendment to the Non-Employee Director Plan.

   A summary of the Non-Employee Director Plan is set forth below.

   Upon approval of the amendment set forth above, the Non-Employee Director Plan will provide that the aggregate number of shares available for issuance thereunder to directors who are not employees or officers of the Corporation (each a "Non-Employee Director") shall increase from 1,575,000 shares to 2,075,000 shares of common stock. As of the Record Date, Messrs. Alfred F. Boschulte, Erik H. van der Kaay, James M. Pagos, Gerald F. Montry, Dr. Albert
E. Paladino and Dr. Hagen Hultzsch are Non-Employee Directors and, thus, eligible to participate in the Non-Employee Director Plan.

   The Non-Employee Director Plan is currently administered by the Compensation Committee of the Board of Directors, subject to the terms of the Non-Employee Director Plan. Under the Non-Employee Director Plan, each Non-Employee Director receives upon the date of his or her initial election as a director an option to purchase 37,500 shares of common stock, which option is one-third vested on the date of grant and vests as to an additional one-third on each of the first and second anniversaries of the date of grant. In addition, each Non-Employee Director receives on each one-year anniversary of the date that such director is first elected an option to purchase 28,000 shares, vesting in full on the first anniversary of the date of grant. All options granted under the Non-Employee Director Plan have an exercise price equal to the fair market value of the common stock on the date of grant. The term of each option is for a period of five years from the date of grant. Options may not be assigned or transferred except by will, by the laws of descent and distribution or pursuant to a valid domestic relations order and are exercisable to the extent vested only while the optionee is serving as a director of the Corporation or within 90 days after the optionee ceases to serve as a director of the Corporation (except that if a director dies or becomes disabled while he or she is serving as a director of the Corporation, the option automatically becomes fully vested and is exercisable until the scheduled expiration date of the option).

   On the Record Date, the closing market price, as reported by the Nasdaq National Market, of the common stock, underlying all options, awards and purchases subject to the Non-Employee Director Plan, was $3.01 per share. As of the Record Date, options to purchase 659,375 shares of common stock at a weighted average exercise price of $19.76 per share were outstanding under the Non-Employee Director Plan.

United States Federal Income Tax Consequences.

   The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the Non-Employee Director Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein.

   The following general rules are applicable under current federal income tax law to Non-Qualified Stock Options ("NQSO"), which are the only options that may be granted under the Non-Employee Director Plan.

      1. The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Corporation is not entitled to a federal income tax deduction by reason of such grant.

      2. The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the exercise price.

      3. When the optionee sells the shares of common stock acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares of common stock and his or her basis in the common stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares of common stock exceeds 12 months, such gain or loss will be a long-term capital gain or loss.

      4. The Corporation generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO.

      5. An optionee may be entitled to exercise a NQSO by delivering shares of the Corporation's common stock to the Corporation in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

      6. Special rules apply if the common stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
 FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

   The Board of Directors, upon the recommendation of the Audit and Finance Committee, has selected the firm of KPMG LLP to serve as independent auditors for the fiscal year ending December 31, 2002. KPMG LLP has served as the Corporation's independent auditors since fiscal year 1993. An affirmative majority of the votes cast by stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP as independent auditors. If the stockholders do not ratify the selection of KPMG LLP, the Board of Directors of the Corporation will review the Corporation's relationship with KPMG LLP and take such action as it feels is appropriate.

   A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of the Record Date certain information regarding the ownership of outstanding shares of common stock by (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the outstanding shares of common stock, (ii) each director (or nominee for director) of the Corporation, (iii) each Named Executive Officer (as defined under "Compensation and Other Information Concerning Named Executive Officers") and (iv) all directors and nominees for Directors and Named Executive Officers as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of TranSwitch Corporation, Three Enterprise Drive, Shelton, Connecticut 06484 and has sole voting and investing power with respect to all shares of common stock owned.

                                                                       Shares         Percent of
Name and Address of Beneficial Owner                            Beneficially Owned(1)  Class(2)
------------------------------------                            --------------------- ----------
Firsthand Capital Management, Inc.(3)..........................       4,774,106          5.30%
 125 South Market, Suite 1200
 San Jose, CA 95113
Dr. Santanu Das(4).............................................       1,852,815          2.06%
Mr. Peter J. Tallian(5)........................................         105,625             *
Mr. Clifford H. Ficke(6).......................................         201,876             *
Mr. Alfred F. Boschulte(7).....................................         109,262             *
Dr. Hagen Hultzsch(8)..........................................          16,375             *
Mr. Gerald F. Montry(9)........................................          87,208             *
Mr. James M. Pagos(10).........................................         100,962             *
Dr. Albert E. Paladino(11).....................................         145,378             *
Mr. Erik H. van der Kaay(12)...................................         220,362             *
All directors and executive officers as a group (9 persons)(13)       2,839,863          3.15%

--------
 *  Less than 1% of the outstanding common stock.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the Record Date ("Presently Exercisable Securities") are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity.
(2) Percentage of beneficial ownership is based on 90,030,598 shares of common stock outstanding as of the Record Date.
(3) In calculating the beneficial ownership of this entity, the Company has relied upon the Schedule 13G filed by this entity with the Securities and Exchange Commission on January 28, 2002.
(4) Consists of 104,440 shares owned and 1,748,375 shares issuable upon exercise of Presently Exercisable Securities.
(5) Consists of zero shares owned and 105,625 shares issuable upon exercise of Presently Exercisable Securities.
(6) Consists of zero shares owned and 201,876 shares issuable upon exercise of Presently Exercisable Securities.
(7) Consists of 49,787 shares owned and 59,475 shares issuable upon exercise of Presently Exercisable Securities.
(8) Consists of 2,000 shares owned and 14,375 shares issuable upon exercise of Presently Exercisable Securities.
(9) Consists of 9,658 shares owned and 77,550 shares issuable upon exercise of Presently Exercisable Securities.
(10) Consists of 15,537 shares owned and 85,425 shares issuable upon exercise of Presently Exercisable Securities.
(11) Consists of 93,503 shares owned and 51,875 shares issuable upon exercise of Presently Exercisable Securities.
(12) Consists of 32,637 shares owned and 187,725 shares issuable upon exercise of Presently Exercisable Securities.
(13) Consists of 307,562 shares owned and 2,532,301 shares issuable upon exercise of Presently Exercisable Securities.

    COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Executive Compensation

   Summary Compensation. The following table sets forth the compensation earned by the Corporation's Chief Executive Officer and each of the other executive officers designated "Named Executive Officers" by the Corporation (collectively, the "Named Executive Officers") for services rendered in all capacities to the Corporation for the three years ended December 31, 2001:

                          Summary Compensation Table

                                                                               Long-Term
                                                       Annual Compensation    Compensation
                                                     --------------------     ------------
                                                                               Securities
                                                                               Underlying   All Other
Name and Principal Position                     Year  Salary      Bonus         Options    Compensation
---------------------------                     ---- --------    --------     ------------ ------------
Dr. Santanu Das................................ 2001 $375,000          --       691,353      $ 32,394(1)
 President, Chief Executive Officer and         2000 $300,000    $300,000       506,000      $ 32,614(2)
 Chairman of the Board of Directors             1999 $275,000    $300,000       300,000      $ 32,361(3)
Mr. Clifford H. Ficke(4)....................... 2001 $275,872(5)       --       181,250      $ 80,602(6)
 Vice President of Worldwide Sales              2000 $235,116(7) $ 68,500       250,000      $ 58,853(8)
                                                1999       --          --            --            --
Mr. Peter J. Tallian(9)........................ 2001 $215,064    $150,000(10)   402,500      $104,169(11)
 Senior Vice President, Chief Financial Officer 2000       --          --            --            --
 and Treasurer as of February 22, 2001          1999       --          --            --            --
Mr. Michael F. Stauff(12)...................... 2001 $167,000          --        73,500      $  5,854(13)
 Senior Vice President, Chief Financial Officer 2000 $159,000    $ 49,000       119,950      $  5,854(14)
 and Treasurer until February 22, 2001          1999 $150,000    $ 58,025        30,000      $  5,511(15)

--------
(1) Includes $5,250 contributed to defined contribution plans, $368 in other compensation and $1,445 and $25,331 in premiums paid with respect to term and split dollar life insurance on behalf of Dr. Das.
(2) Includes $5,250 contributed to defined contributions plans and $1,985 and $25,379 in premiums paid with respect to term and split dollar life insurance, respectively, on behalf of Dr. Das.
(3) Includes $5,000 contributed to defined contributions plans and $1,982 and $25,379 in premiums paid with respect to term and split dollar life insurance, respectively, on behalf of Dr. Das.
(4)  Mr. Ficke joined the Corporation as an employee in February 2000.
(5)  Includes base salary of $160,000 and sales commissions of $115,872.
(6) Includes $566 and $31,087 in premiums paid with respect to term and split dollar life insurance, respectively, and $48,949 in relocation expenses on behalf of Mr. Ficke.
(7) Includes base salary of $137,019 (annual base salary of $150,000) and sales commissions of $98,097.
(8) Includes $5,250 contributed to defined contributions plans, $22,221 in relocation expenses and $308 and $31,074 paid in premiums with respect to term and split-dollar life insurance, respectively, on behalf of Mr. Ficke.
(9)  Mr. Tallian joined the Corporation as an employee in February 2001.
(10) Includes $50,000 sign-on bonus and guaranteed bonus of $100,000.
(11) Includes $5,250 contributed to defined contributions plans, $98,667 in relocation expenses and $252 in premiums paid with respect to term life insurance on behalf of Mr. Tallian.
(12) Mr. Stauff was employed by the Corporation until February 2001. Mr. Stauff resigned on February 22, 2001 and was paid his salary for the remainder of the year as part of a consulting agreement with the Corporation.
(13) Includes $5,250 contributed to defined contributions plans and $604 in premiums paid with respect to term life insurance on behalf of Mr. Stauff.
(14) Includes $5,250 contributed to defined contributions plans and $604 in premiums paid with respect to term life insurance on behalf of Mr. Stauff.
(15) Includes $5,000 contributed to defined contributions plans and $511 in premiums paid with respect to term life insurance on behalf of Mr. Stauff.

Named Executive Officers

   Listed below are the Corporation's Named Executive Officers and their respective backgrounds, excluding Dr. Santanu Das who is listed under the "Nominee" section of "Proposal No. 1, Election of Directors" in this proxy statement.

   Mr. Peter J. Tallian (age 44), Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining the Corporation in February 2001, Mr. Tallian held the position of Executive Vice President and Chief Financial Officer of Metavante Corporation, a wholly owned subsidiary of M&I Corporation, and an outsourcing, business e-commerce, professional services and software provider to banks and financial institutions worldwide, since 1995. Previously, Mr. Tallian held various positions in finance with IBM Corporation from 1982 to 1995. Mr. Tallian holds a Bachelor of Science degree in Economics from the Wharton School, University of Pennsylvania, and a Masters of Business Administration degree from the University of Chicago.

   Mr. Clifford H. Ficke (age 50), Vice President of Worldwide Sales. Prior to joining the Corporation in February 2000, Mr. Ficke was employed by NEC Electronics, a developer, manufacturer and supplier of semiconductor products and a wholly-owned subsidiary of NEC Corporation, from January 1993 through January 2000 and last served as Associate Vice President, Corporate Accounts. Mr. Ficke holds a Bachelor of Science degree in Physics from the University of Florida and a Masters of Business Administration degree from Northern Illinois University.

   Option Grants. The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2001 under the Corporation's Third Amended and Restated 1995 Stock Plan to the Named Executive Officers. The Corporation did not grant any stock appreciation rights during fiscal year ended December 31, 2001.

                             Option Grants in 2001





                                                                             Potential Realizable
                                           Individual Grants                   Value at Assumed
                            ------------------------------------------------    Annual Rates of
                                        Percent of                                Stock Price
                            Number of  Total Options                             Appreciation
                            Securities  Granted to                            for Option Term(1)
                            Underlying   Employees     Exercise              ---------------------
                             Options     in Fiscal      Price     Expiration
Name                         Granted      Year(5)    ($/Share)(6)    Date        5%        10%
----                        ---------- ------------- ------------ ---------- ---------- ----------
Dr. Santanu Das............ 250,000(2)     2.61%        $30.94      1/09/08  $3,148,922 $7,338,327
                            112,500(3)     1.17%        $10.75      4/06/08  $  492,337 $1,147,355
                            200,000(3)     2.09%        $ 9.45      8/08/08  $  769,420 $1,793,075
                              8,853(3)      .09%        $ 3.94      9/21/08  $   14,200 $   33,092
                            120,000(4)     1.25%        $ 4.13     11/21/08  $  201,759 $  470,184

Mr. Clifford H. Ficke......  47,000(2)      .49%        $30.94      1/09/08  $  591,997 $1,379,605
                             74,250(3)      .77%        $10.75      4/06/08  $  324,942 $  757,254
                             50,000(3)      .52%        $ 9.45      8/08/08  $  192,355 $  448,269
                             10,000(4)      .10%        $ 4.13     11/21/08  $   16,813 $   39,182

Mr. Peter J. Tallian....... 250,000(3)     2.61%        $28.13      2/20/08  $2,862,934 $6,671,853
                             62,500(3)      .65%        $10.75      4/06/08  $  273,521 $  637,419
                             50,000(3)      .52%        $ 9.45      8/08/08  $  192,355 $  448,269
                             40,000(4)      .42%        $ 4.13     11/21/08  $   67,253 $  156,728

Mr. Michael F. Stauff(7)...  73,500(2)      .77%        $30.94      1/09/08  $  925,524 $2,157,110

--------
(1) The potential realizable value is calculated based on the term of the option at the time of grant, which is 7 years. Stock price appreciation of 5% and 10% is based on the fair market value at the time of grant and assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price, pursuant to rules promulgated by the Securities and Exchange Commission. The potential realizable value does not represent the Corporation's prediction of its stock price performance. This table does not take into account any appreciation or depreciation in the fair value of the common stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the 7-year option term will be at the assumed 5% and 10% levels or at any other defined level.
(2) These options have terms of 7 years from the date of grant and become exercisable over four years at the rate of 25% on the date of grant, an additional 12.5% six months thereafter, an additional 12.5% six months thereafter and an additional 6.25% at the end of each three-month period thereafter until such options are fully exercisable.
(3) These options have terms of 7 years from the date of grant and become exercisable over four years at the rate of 25% on the one year anniversary of the date of grant, an additional 12.5% six months thereafter, an additional 12.5% six months thereafter and an additional 6.25% at the end of each three-month period thereafter until such options are fully exercisable.
(4) These options have a term of 7 years from the date of grant and become exercisable over two years at a rate of 50% per year.
(5) Options to purchase a total of 9,582,662 share of common stock were granted in fiscal year ended December 31, 2001. 9,059,119 options to acquire shares of common stock were granted to employees (including the Named Executive Officers) and 523,543 options were assumed in connection with the Onex acquisition in September 2001, under the Corporation's Third Amended and Restated 1995 Stock Plan and the 2000 Stock Option Plan.
(6) The exercise price was the fair market value of a share of the Corporation's common stock at the time of grant as determined in accordance with the Corporation's Third Amended and Restated 1995 Stock Plan. The exercise price may be paid in cash or in shares of the Corporation's common stock valued at fair market value on the exercise date.
(7) Mr. Stauff was employed by the Corporation until February 2001 and has ninety (90) days after February 2002 to exercise his options.

   Option Exercises and Unexercised Option Holdings. The following table sets forth certain information concerning option exercises and unexercised stock options held as of December 31, 2001 by each of the Named Executive Officers:

            Aggregated Option Exercises and Year End Option Values

                                                Number of Securities      Value of Unexercised
                          Shares               Underlying Unexercised     In-the-Money Options
                         Acquired                Options at Year End         at Year End(2)
                            on       Value    ------------------------- -------------------------
Name                     Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     -------- ----------- ----------- ------------- ----------- -------------
Dr. Santanu Das......... 280,000  $6,815,550    870,665      193,540    $1,347,762    $146,445
Mr. Clifford H. Ficke...      --          --         --       10,000            --    $  3,700
Mr. Peter J. Tallian....      --          --         --       40,000            --    $ 14,800
Mr. Michael F. Stauff(3)      --          --     53,214       11,700    $   70,554    $ 14,508

--------
(1) Calculated as the difference between the fair market value of the underlying securities at the exercise date of the underlying options and the aggregate exercise price.
(2) Value is based on the difference between the option exercise price and the fair market value of the Corporation's common stock on December 31, 2001, multiplied by the number of shares of common stock underlying the options.
(3) Mr. Stauff was employed by the Corporation until February 2001.

   Employment Agreements and Severance Policy. None of the Named Executive Officers has a long-term employment agreement with the Corporation. The employment of each of the Named Executive Officers may be terminated by the Corporation at any time.

   Change in control and severance information for Dr. Santanu Das. To help retain the continued services of Dr. Das, the Corporation has entered into a Severance Agreement on September 12, 1997 with Dr. Das that provides for a severance payment equal to his then-current annual base salary and the highest annual bonus paid to him over the preceding five years if the Corporation terminates his employment other than for cause or if Dr. Das resigns from his position due to a substantial reduction in his responsibility or authority. The Corporation also entered into an Executive Agreement with Dr. Das on September 12, 1997, which provides for severance payments equal to his then-current annual base salary and the highest annual bonus paid to him during the previous five years in the event of a termination without cause within 12 months of a change in control of the Corporation. In the event that Dr. Das is entitled to payments under both agreements, the maximum amount payable to him shall not exceed the greater of the maximum amount due under either agreement.

   Change in control and severance information for Mr. Tallian. If Mr. Tallian is terminated by the Corporation, for any reason other than cause, he will receive separation pay (base salary only) for six months following his date of separation. Alternatively, if the Corporation terminates Mr. Tallian's employment without cause within twelve months of a change in control, Mr. Tallian will receive a severance payment equal to six (6) months' salary and fifty percent (50%) of the highest annual bonus paid to him over the preceding five (5) years. In consideration for this enhanced separation benefit, Mr. Tallian will be obligated to notify the Corporation, in writing, one month in advance, should he decide to terminate his employment with the Corporation. Should Mr. Tallian voluntarily terminate his employment, he will not be entitled to any separation benefit.

   Severance information for Mr. Ficke. If Mr. Ficke is terminated by the Corporation, for any reason other than cause, he will receive separation pay (base salary only) for three months following his date of separation. In consideration for this enhanced separation benefit, Mr. Ficke will be obligated to notify the Corporation, in writing, one month in advance, should he decide to terminate his employment with the Corporation. Should Mr. Ficke voluntarily terminate his employment, he will not be entitled to any separation benefit.

Compensation Committee Report on Executive Compensation

   During fiscal year ended December 31, 2001, the Compensation Committee of the Board of Directors consisted of Dr. Albert E. Paladino (Chairman), Messrs. Alfred F. Boschulte, Erik H. van der Kaay, and Gerald F. Montry, each of whom was an independent, non-employee director. The Compensation Committee reviews and evaluates the compensation and benefits of all executive officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation's Third Amended and Restated 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan and 1995 Employee Stock Purchase Plan and the 2000 Stock Option Plan.

Compensation Philosophy and Review

   The Corporation's executive compensation program established by the Compensation Committee is designed to provide levels of compensation to assist the Corporation in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for the Corporation's key decision makers based upon performance and to provide appropriate incentives for maximization of the Corporation's short- and long-term financial results for the benefit of the Corporation's stockholders.

Elements of Executive Officer Compensation

   To meet its objectives, the Compensation Committee has chosen three basic components for the Corporation's executive compensation program to meet the Corporation's compensation philosophy. First, base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Corporation's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. Second, annual bonuses, which are directly linked to the Corporation's yearly financial and non-financial performance, are designed to provide additional cash compensation based on short-term performance of certain key employees. Third, stock option grants, under the long-term component of executive compensation, are designed to provide performance incentives to and reward executive officers and key employees for delivering value to the Corporation's stockholders over a longer, measurable period of time. Historically, the Corporation has used the grant of stock options that vest over some measurable period of time, currently four years, to accomplish this objective. During 2001, the Corporation granted additional options to all employees as an incentive to offset salary reductions, salary freezes and the elimination of all non-contractual cash incentive programs. The November 21, 2001 stock option grant had a vesting period of two years instead of the historic four-year vesting period.

   Dr. Santanu Das is the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation. His performance for the fiscal year ended December 31, 2001 was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Corporation's financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Dr. Das of other non-financial goals. In assessing Dr. Das' performance for fiscal year ended December 31, 2001, the Compensation Committee took into account the degree to which the financial and non-financial goals on which his compensation was based had been achieved. Dr. Das received no bonus during the year ended December 31, 2001.

Policy on Deductibility of Compensation

   In general, under Section 162(m) of the Code, the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Submitted by the Compensation Committee of the Corporation's Board of Directors,

   Dr. Albert E. Paladino (Chairman)
   Mr. Alfred F. Boschulte
   Mr. Gerald F. Montry
   Mr. Erik H. van der Kaay

                      AUDIT AND FINANCE COMMITTEE REPORT

   The Board of Directors has an Audit and Finance Committee which oversees the Corporation's accounting and financial functions, including matters relating to the appointment and activities of the Corporation's independent auditors. The Audit and Finance Committee regularly discusses with management and the independent auditors the financial information developed by the Corporation, the Corporation's systems of internal controls and its audit process. The Audit and Finance Committee recommends to the Board each fiscal year the appointment of the independent auditors and reviews periodically the auditors' performance and independence from management. The Audit and Finance Committee met with the independent auditors (both with and without the presence of the Corporation's management) to review and discuss the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including various matters pertaining to the audit, such as the Corporation's consolidated financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Corporation.

   The Board of Directors has adopted a written charter for the Audit and Finance Committee setting out the audit related functions the Committee is to perform, which is reviewed on an annual basis. This year, the Audit and Finance Committee reviewed the Corporation's audited consolidated financial statements and met with both management and KPMG LLP, the Corporation's independent auditors, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

   The Audit and Finance Committee has received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

   Based on these reviews and discussions, the Audit and Finance Committee recommended to the Board of Directors that the Corporation's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

   The Corporation's Audit and Finance Committee has determined that the provision of the services provided by KPMG LLP as set forth elsewhere in this proxy statement are compatible with maintaining KPMG LLP's independence. The Audit and Finance Committee also recommended, subject to stockholder ratification, the reappointment of KPMG LLP as our independent auditors and the Board has concurred with such recommendation.

   The Audit and Finance Committee consists of Messrs. Erik H. van der Kaay, James M. Pagos and Gerald F. Montry, each of whom are "independent" as defined in Rule 4200(a)(14) of the Nasdaq listing standards. That is, the Board of Directors has determined that none of the committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management. The Audit and Finance Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Corporation.

Submitted by the Audit and Finance Committee of the Corporation's Board of Directors,

   Mr. Erik H. van der Kaay (Chairman)
   Mr. Gerald F. Montry
   Mr. James M. Pagos

Fees of Independent Auditors

  Audit and Non-Audit Fees

   The following table presents fees for professional audit services rendered by KPMG LLP for the annual audit of the Corporation's consolidated financial statements for 2001, and fees billed for other services rendered by KPMG LLP for fiscal 2001:

       Audit, excluding audit related......................... $  203,575
                                                               ==========
       Financial information systems design and implementation $       --
                                                               ==========
       All other fees:
          Audit-related(a).................................... $  152,111
          Other non-audit(b).................................. $1,238,589
                                                               ----------
       Total all other fees................................... $1,390,700
                                                               ==========
       Total fees............................................. $1,594,275
                                                               ==========

--------
(a) Audit-related services consisted principally of the audit of financial statements of an employee benefit plan, review of registration statements and issuance of consents.
(b) Other non-audit services consisted of tax compliance, tax planning, and tax consulting strategies amounting to $427,089 and the remaining $811,500 relates to a one-time tax planning project of which the implementation is currently postponed.

All non-audit services were reviewed with the Audit and Finance Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Compensation Committee Interlocks and Insider Participation

   Dr. Albert E. Paladino and Messrs. Alfred F. Boschulte, Erik H. van der Kaay, and Gerald F. Montry comprised the Compensation Committee for fiscal year ended December 31, 2001. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation.

   Onex Communications Corporation. On September 21, 2001, the Corporation completed the acquisition of Onex Communications Corporation, a company in which the Corporation and six directors of the Corporation held, in the aggregate, less than 20% of the outstanding capital stock and the directors, as a group, held approximately 1.5%. The six directors who participated were Drs. Albert E. Paladino, formerly Chairman of the Board of Directors of Onex, Steward S. Flaschen (who ceased to be a member of the Board of Directors on April 1, 2000), Messrs. Alfred F. Boschulte, Ljubomir Micic (who ceased to be a member of the Board of Directors on January 13, 2001), James M. Pagos, and Erik
H. van der Kaay. The Corporation does not believe these ownership interests material, either individually or in the aggregate. In 1999 and in 2000, the Corporation and certain of its directors had made investments in Onex at the same time and on the same terms and conditions as investments made by other institutional investors in Onex, including the Corporation. In addition, Drs. Santanu Das and Albert E. Paladino received in connection with serving on the Board of Directors of Onex, 280,000 options, in the aggregate, to purchase shares of Onex granted at the then fair market value. In connection with the completion of the acquisition of Onex, the directors, as a group, who had invested in Onex received cash of approximately $407,000 and 132,000 shares of the Corporation's common stock in exchange for their Onex shares. Approximately 493,000 options to purchase Onex stock were converted into approximately 41,000 options to purchase the Corporation's common stock. The Onex securities held by directors of the Corporation were exchanged at the same ratio as securities held by other holders of the same type of security. Although the Corporation did not and does not consider the amount of cash and common stock received by the directors to be material, either individually or in the aggregate, the Corporation obtained a fairness opinion from FleetBoston Robertson Stephens, Inc. in connection with the transaction.

   OptiX Networks, Inc. On April 17, 2000, the Corporation announced a strategic technology agreement with OptiX Networks, Inc. Dr. Santanu Das is the Chairman of the Board of Directors of OptiX. At the same time, the Corporation also participated in a preferred round of financing of OptiX through which the Corporation had a net cash investment of $2,553,984 (including the 477,495 shares which the Corporation had purchased in a prior round of financing). Other investors in the preferred round of financing included institutional investors and 6 directors, including Dr. Steward S. Flaschen (who ceased to be a member of the Board of Directors on April 1, 2000, Messrs. Alfred F. Boschulte, James M. Pagos, Erik H. van der Kaay, Ljubomir Micic (who ceased to be a member of the Board of Directors on January 13, 2001), and Dr. Albert E. Paladino. The Corporation's directors, as a group, purchased 195,000 shares of convertible preferred stock of OptiX at a cost of $371,417. In November 2001, OptiX closed another preferred round of financing in which the Corporation made an additional investment of $1.1 million. Certain institutional investors and three directors, Messrs. Alfred F. Boschulte, James M. Pagos and Gerald F. Montry, of the Corporation also participated. The Corporation's directors, as a group, purchased 66,677 shares of preferred stock of OptiX at a cost of $127,000. The directors as a group own approximately 1.8% of OptiX's outstanding voting equity interests. The Corporation does not consider these ownership interests material, either individually or in the aggregate. The investments in OptiX by the Corporation and certain of its directors were made at the same time and on the same terms and conditions as investments made by other institutional investors in OptiX.

   Accordion Networks, Inc. On December 17, 2001, the Corporation entered into a strategic technology agreement with Accordion Networks, Inc. At the same time, the Corporation also participated in a preferred round of financing of Accordion through which the Corporation made a cash investment of $1,500,000. Other investors in the preferred round of financing included institutional investors and two directors, Messrs. James M. Pagos and Gerald F. Montry, of the Corporation. The Corporation's directors, as a group, purchased 1,085,981 shares of preferred stock of Accordion at a cost of $671,363. The directors, as a group, own approximately 4.0% of Accordion's outstanding voting equity interests. The Corporation and certain of its directors had made investments in Accordion at the same time and on the same terms and conditions as investments made by other institutional investors in Accordion. Mr. Gerald F. Montry is a member of Accordion's Board of Directors and in his position as a director has received an option to purchase 130,000 shares of the common stock of Accordion. The Corporation does not consider these ownership interests material, either individually or in the aggregate.

                            STOCK PERFORMANCE GRAPH

   The following performance graph compares the percentage change in the cumulative total stockholder return on the Corporation's common stock during the period from December 31, 1996 through December 31, 2001, with the cumulative total return on (i) a group consisting of 159 corporations in the Corporation's Standard Industrial Classification (SIC) Code 3674--Semiconductors and Related Devices (the "SIC Code 3674 Index") and (ii) the Nasdaq Composite Index (Total Return) (the "Nasdaq Composite Index"). The comparison assumes $100 was invested on December 31, 1996 in the Corporation's common stock, the SIC Code 3674 Index and the Nasdaq Composite Index and assumes reinvestment of dividends, if any.

                                    [CHART]

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1996
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

       Comparison of Five Year* Cumulative Total Return Among TranSwitch Corporation, the SIC Code 3674 Index and the Nasdaq Composite Index


                 TranSwitch
                 Corporation     SIC Code        NASDAQ
                Common Stock    3674 Index    Market Index
                ------------    ----------    ------------
12/31/1996         100.00         100.00         100.00
12/31/1997         142.85         104.21         122.32
12/31/1998         741.63         156.89         172.52
12/31/1999       2,072.06         337.57         304.29
12/31/2000       3,350.03         250.83         191.25
12/31/2001         385.30         203.56         152.46




                                              Fiscal Year Ended December 31,
                                        -------------------------------------------
                                         1996   1997   1998   1999    2000    2001
                                        ------ ------ ------ ------- ------- ------
                                         (%)    (%)    (%)    (%)     (%)     (%)
TranSwitch Corporation common stock.... 100.00 142.85 741.63 2072.06 3350.03 385.31
SIC Code 3674 Index.................... 100.00 104.21 156.89  337.57  250.83 203.56
Nasdaq Composite Index................. 100.00 122.32 172.52  304.29  191.25 152.46

--------
* As adjusted to reflect a three-for-two stock split in the form of a dividend on June 3, 1999, a three-for-two stock split in the form of a dividend on January 11, 2000 and a two-for-one stock split in the form of a dividend on August 10, 2000.

                             CERTAIN TRANSACTIONS

   The Corporation has entered into indemnification agreements with each of its Directors and Named Executive Officers. These agreements require the Corporation to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Corporation.

   The Corporation has purchased primary directors' and officers' liability insurance from Royal, Zurich, Kemper, ACE, and Lloyds covering all of the Corporation's Directors and Named Executive Officers at an annual premium cost of $704,500. The Corporation has also purchased directors' and officers' liability insurance for prior years from General Star, Virginia Surety, TIG, MAG, Gainsco and Lloyds covering all of the Corporation's Directors and Named Executive Officers at an annual premium cost of $244,096. The aggregate annual premium cost for directors' and officers' liability insurance was $948,596.

          STOCKHOLDER PROPOSALS FOR 2002 ANNUAL STOCKHOLDERS MEETING

   Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 16, 2002 and not before November 15, 2002. Notice should be sent to the attention of the Secretary of the Corporation and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's Directors, Named Executive Officers and holders of more than 10% of the Corporation's common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to fiscal 2001 and written representations from certain Reporting Persons, the Corporation believes that each of Drs. Santanu Das and Albert E. Paladino and Messrs. Alfred F. Boschulte, Gerald F. Montry, James M. Pagos and Erik H. van der Kaay each had one late filing and that all other Reporting Persons complied with all
Section 16(a) filing requirements in 2001.

                                 OTHER MATTERS

   The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares of common stock represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgement of the persons named as attorneys in the proxies.

                             TRANSWITCH CORPORATION

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1.  Purpose. This Non-Qualified Stock Option Plan, to be known as the 1995
         -------
Non-Employee Director Stock Option Plan (hereinafter, this "Plan"), is intended to promote the interests of TranSwitch Corporation (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

     2.  Available Shares. The total number of shares of Common Stock, par value
         ----------------
$.001 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 2,075,000 shares, as adjusted to reflect a 3-for-2 stock split in the form of a stock dividend in July 1999, a 3-for-2 stock split in the form of a stock dividend in January 2000 and a 2-for-1 stock split in the form of a stock dividend in August 2000 and subject to further adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

     3.  Administration. This Plan shall be administered by the Board or by a
         --------------
committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

     4.  Automatic Grant of Options. Subject to the availability of shares under
         --------------------------
this Plan,
     (a) each person who first becomes a member of the Board after the effective date of an initial public offering of the Company's Common Stock and who is not an employee or officer of the Company (a "Non-Employee Director") shall be automatically granted on the date such person becomes a member of the Board, without further action by the Board, an option to purchase 37,500 shares of the Common Stock, as adjusted to reflect a 3-for-2 stock split in the form of a stock dividend in July 1999 and a 2-for-1 stock split in the form of a stock dividend in August 2000, and

     (b) after the effective date of an initial public offering of the Company's Common Stock, each person who is a Non-Employee Director on each successive one-year anniversary (during the term of this Plan) of the date of such person's first election to the Board shall be automatically granted on each such date an option to purchase 28,800 shares of the Common Stock, as adjusted to reflect a 3-for-2 stock split in the form of a stock dividend in July 1999 and a 2-for-1 stock split in the form of a stock dividend in August 2000.

     The options to be granted under this paragraph 4 shall be the only options ever to be granted at any time to such member under this Plan. The number of shares of Common Stock covered by options granted under this paragraph 4 shall be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. Notwithstanding anything to the contrary set forth herein, if this Plan is not approved by a majority of the Company's stockholders present, or represented, and voting on such matter at the first meeting of Stockholders of the Company following April 11, 1995, then the Plan and the options granted pursuant to this Section 4 shall terminate and become void, and no further options shall be granted under this Plan.

     5.  Option Price. The purchase price of the stock covered by an option
         ------------
granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length; provided, however, that the "fair market value" of the stock issuable upon exercise of an option granted pursuant to the Plan within 120 days prior to the time the Company's Common Stock is publicly traded shall be deemed to be equal to the initial per share purchase price at which the Company's Common Stock is offered to the public.

     6.  Period of Option. Unless sooner terminated in accordance with the
         ----------------
provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is five (5) years after the date of grant of the option.

     7.  (a) Vesting of Shares and Non-Transferability of Options. Options
             ----------------------------------------------------
granted under this Plan shall not be exercisable until they become vested. Options granted under this Plan shall vest in the optionee and thus become exercisable as follows, provided that the optionee has continuously served as a member of the Board through such vesting date:

         (i) For options granted pursuant to Section 4(a) hereof:

         Percentage of Option
           Shares for which
      Option Will be Exercisable                   Date of Vesting
      --------------------------                   ---------------
               33 1/3%                 Less than one year from the date of grant

               66 2/3%                 One year from the date of grant

                  100%                 Two years from the date of grant

The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

             (ii) For options granted pursuant to Section 4(b) hereof, all such options shall vest in full on the one-year anniversary of the date of grant.

         (b) Non-transferability. Any option granted pursuant to this Plan shall
             -------------------
not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

     8.  Termination of Option Rights.
         ----------------------------

         (a) Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

         (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     9.  Exercise of Option. Subject to the terms and conditions of this Plan
         ------------------
and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to TranSwitch Corporation, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

     10. Adjustments Upon Changes in Capitalization and Other Events. Upon the
         -----------------------------------------------------------
occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

         (a)  Stock Dividends and Stock Splits. If the shares of Common Stock
              --------------------------------
shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         (b)  Recapitalization Adjustments. If the Company is to be consolidated
              ----------------------------
with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under this Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full thirty (30) days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

         (c)  Issuances of Securities. Except as expressly provided herein, no
              -----------------------
issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

         (d)  Adjustments. Upon the happening of any of the foregoing events,
              -----------
the class and aggregate number of shares set forth in paragraphs 2 and 4 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.


     11. Restrictions on Issuance of Shares. Notwithstanding the provisions of
         ----------------------------------
paragraphs 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

         (a) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

         (b) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     12. Legend on Certificates. The certificates representing shares issued
         ----------------------
pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     13. Representation of Optionee. If requested by the Company, the optionee
         --------------------------
shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     14. Option Agreement. Each option granted under the provisions of this Plan
         ----------------
shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

     15. Termination and Amendment of Plan. Options may no longer be granted
         ---------------------------------
under this Plan after April 11, 2005, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not,
                               --------  -------
without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and provided further that the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

     16. Withholding of Income Taxes. Upon the exercise of an option, the
         ---------------------------
Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includable in the optionee's gross income.

     17. Compliance with Regulations. It is the Company's intent that the Plan
         ---------------------------
comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     18. Governing Law. The validity and construction of this Plan and the
         -------------
instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.


Date Approved by the Board of Directors of the Company: April 11, 1995

Date Approved by the Stockholders of the Company: April 19, 1995

Date Amended and restated by the Board of Directors of the Company: March 5,
1998

Date Amended by the Stockholders of the Company: May 27, 1998.

Date Amended by the Board of Directors of the Company: April 8, 1999.

Date Amended by the Stockholders of the Company: May 27, 1999.

Updated to reflect the stock splits in the form of a dividend in July 1999 and August 2000: December 18, 2001

Date Amended by the Board of Directors of the Company: March 14, 2002

                             TRANSWITCH CORPORATION

                        1995 EMPLOYEE STOCK PURCHASE PLAN

Article 1 - Purpose.
-------------------

     This 1995 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of TranSwitch Corporation (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 2 - Administration of the Plan.
--------------------------------------

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

Article 3 - Eligible Employees.
------------------------------

     All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year and who have completed at least one (1) year of employment shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article
5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 - Stock Subject to the Plan.
-------------------------------------

     The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.001 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 700,000, as adjusted for a 3-for-2 stock split in the form of a stock dividend in July 1999, a 3-for-2 stock split in the form of a stock dividend in January 2000 and a 2-for-1 stock split in the form of a stock dividend in August 2000 and subject to further adjustment as provided in
Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Period and Stock Options.
--------------------------------------------

     The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on July 1, 1995 and shall end on December 31, 1995. For the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on January 1 and July 1 and ending on December 31 and June 30 of each calendar year.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 600 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 600 shares except for the 600-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 600 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price Of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

     For purposes of the Plan, the term "average market price" on any date means
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or
(iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     For purposes of the Plan, the term "business day" means a day on which there is trading on the Nasdaq Stock Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph.

     No employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 - Exercise of Option.
------------------------------

     Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 600-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

Article 7 - Authorization for Entering the Plan.
------------------------------------------------

     An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

          A. Stating the percentage to be deducted regularly from the employee's pay;

          B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

          C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

     Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

     The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 - Maximum Amount of Payroll Deductions.
-------------------------------------------------

     An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than five percent (5%) of the employee's total compensation, including base pay or salary and any overtime, bonuses or commissions.

Article 9 - Change in Payroll Deductions.
----------------------------------------

     Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

Article 10 - Withdrawal from the Plan.
-------------------------------------

     An employee may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company, in which case the Company will promptly refund the entire balance of the employee's deductions not previously used to purchase stock under the Plan.

     To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 - Issuance of Stock.
-------------------------------

     Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

     Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 - Adjustments.
-------------------------

     Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

          A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

          B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A. and B. above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A. or B. shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

     If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the exchange of such options on an equitable basis for the consideration payable with respect to the outstanding shares of the Company's Common Stock in connection with the Acquisition, or (ii) terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the options (determined as of the date of the Acquisition) over the Option Price thereof (determined with reference only to the first business day of the applicable Payment Period).

     The Committee shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 - No Transfer or Assignment of Employee's Rights.
-----------------------------------------------------------

     An employee's rights under the Plan are the employee's alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee's lifetime, only by the employee.

Article 14 - Termination of Employee's Rights.
---------------------------------------------

     Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

     If a participant's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

Article 15 - Termination and Amendments to Plan.
-----------------------------------------------

     Unless terminated sooner as provided below, the Plan shall terminate on April 11, 2005. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) materially increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16 - Limits on Sale of Stock Purchased under the Plan.
-------------------------------------------------------------

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17 - Participating Subsidiaries.
---------------------------------------

     The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 - Optionees Not Stockholders.
---------------------------------------

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 - Application of Funds.
---------------------------------

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 - Notice to Company of Disqualifying Disposition.
-----------------------------------------------------------

     By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 - Withholding of Additional Income Taxes.
---------------------------------------------------

     By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 - Governmental Regulations.
-------------------------------------

     The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 - Governing Law.
--------------------------

     The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24 - Approval of Board of Directors and Stockholders of the Company.
---------------------------------------------------------------------------

     The Plan was adopted by the Board of Directors on April 11, 1995 and was approved by the stockholders of the Company as of April 19, 1995.

     The plan was amended by the Board of Directors, subject to stockholder approval, on March 14, 2002.

                                  DETACH HERE                            ZTRW22



                                     PROXY

                             TRANSWITCH CORPORATION

                    Proxy for Annual Meeting of Stockholders
                                  May 23, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           OF TRANSWITCH CORPORATION



     The undersigned, revoking all prior proxies, hereby appoints Dr. Santanu Das and Mr. Peter J. Tallian, and each of them alone, proxies, with full power of substitution, to vote all shares of Common Stock (the "Common Stock") of TranSwitch Corporation (the "Corporation"), par value $.001 per share, that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation ("Annual Meeting") to be held on Thursday, May 23, 2002, at 10:00 a.m., local time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut 06611, and at any continuations or adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 12, 2002, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATIONS OR ADJOURNMENTS THEREOF. Attendance of the undersigned at the Annual Meeting or at any continued or adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate there at the intention of the undersigned to vote said shares in person.



-------------                                                     -------------
 SEE REVERSE                                                       SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
-------------                                                     -------------

TRANSWITCH CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------                       ----------------
Vote by Telephone                       Vote by Internet
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It's fast, convenient, and immediate!   It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone    immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------- ---------------------------------------
Follow these four easy steps:           Follow these four easy steps:

1. Read the accompanying Proxy          1. Read the accompanying Proxy
   Statement and Proxy Card.               Statement and Proxy Card.

2. Call the toll-free number            2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/txcc

3. Enter your Voter Control Number      3. Enter your Voter Control Number
   located on your Proxy Card above        located on your Proxy Card above
   your name.                              your name.

4. Follow the recorded instructions.    4. Follow the instructions provided.
--------------------------------------- ---------------------------------------
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-------------------------------------------------------------------------------
                                  DETACH HERE                            ZTRW21

[X]  Please mark votes as
     in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSALS IN ITEMS 2-4 AND DISCRETIONARY AUTHORITY WILL BE DEEMED GRANTED UNDER
ITEM 5.

1. To elect a Board of Directors for the ensuing year.

   Nominees: (01) Dr. Santanu Das, (02) Mr. Alfred F. Boschulte,
             (03) Dr. Hagen Hultzsch, (04) Mr. Gerald F. Montry,
             (05) Mr. James M. Pagos, (06) Dr. Albert E. Paladino,
             (07) Mr. Erik H. van der Kaay

             FOR ALL    [_]     [_]   WITHHELD     [_]   MARK HERE
             NOMINEES                 FROM ALL           FOR ADDRESS
                                      NOMINEES           CHANGE AND
                                                         NOTE BELOW

   [_]                                             [_]   MARK HERE
       ----------------------------------------          IF YOU PLAN
        For all nominees except as noted above           TO ATTEND
                                                         THE MEETING

2. To consider and act upon a proposal to approve an    FOR   AGAINST   ABSTAIN
   amendment to the Corporation's 1995 Employee Stock   [_]     [_]       [_]
   Purchase Plan (the "Purchase Plan") to increase the number of shares of common stock available for issuance thereunder by an additional 250,000 shares, bringing the total number of authorized shares to 700,000.

3. To consider and act upon a proposal to approve an    FOR   AGAINST   ABSTAIN
   amendment to the Corporation's 1995 Non-Employee     [_]     [_]       [_]
   Director Stock Option Plan (the "Non-Employee
   Director Plan") to increase the number of shares of common stock available for issuance thereunder by an additional 500,000 shares, bringing the total number of authorized shares to 2,075,000.

4. To ratify the appointment of KPMG LLP as             FOR   AGAINST   ABSTAIN
   independent auditors of the Corporation for the      [_]     [_]       [_]
   year ending December 31, 2002.

5. To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.

(If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)



Signature:                Date:        Signature:                 Date:
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